Exhibit 99.1
Michael McShane Appointed Chairman of FET Board of Directors

HOUSTON, TEXAS, May 12, 2025 - Forum Energy Technologies, Inc. (NYSE: FET) today announced the appointment of Mr. Michael McShane to serve as non-executive Chairman of the Board of Directors. Mr. McShane has served as Lead Independent Director of the Board since 2018 and a director since 2010. He succeeds Mr. C. Christopher Gaut, who announced his retirement from the Board after over 20 years of service on FET’s Board.
Mr. McShane commented, “I am honored to be appointed as Chairman of FET’s Board. I look forward to continuing to work closely with the Board and the entire FET executive management team to execute our strategy.”
FET (Forum Energy Technologies) is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.
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